UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2010

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2010 Lawson Products, Inc. (the "Company") entered into a Second Amendment to Credit Agreement ("Second Amendment") as borrowers with The PrivateBank and Trust Company as lender and agent, to modify certain terms of the Credit Agreement.

The Second Amendment provides that as of December 31, 2009 the Company and its Subsidiaries’ Consolidated EBITDA, including a $5.3 million add back in 2010 for the anticipated expense related to the implementation of an ERP system, shall not be below $8.0 million for the twelve month period ending December 31, 2009, $9.5 million for the twelve month period ended March 31, 2010 and $10.0 million for the twelve month periods ended June 30, 2010, September 30, 2010 and December 31, 2010, respectively. The ratio of cash plus accounts receivable and inventory to outstanding debt was increased from 1.75:1.00 to 2.00:1.00. The applicable interest rate margin of three percent for LIBOR Loans and zero percent for Prime Loans was extended through June 30, 2010. Thereafter, the Applicable Margin for LIBOR Loans and Prime Loans shall be adjusted as set forth in the Credit Agreement.

A copy of the Second Amendment is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment.

A copy of the Credit Agreement, including all schedules and exhibits, is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Second Amendment to Credit Agreement dated January 29, 2010

10.2 Credit Agreement dated August 21, 2009, including all schedules and exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

February 3, 2010	By:	Ronald J. Knutson

Name: Ronald J. Knutson
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement dated January 29, 2010
10.2	Credit Agreement dated August 21, 2009, including all schedules and exhibits